UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On July 22, 2014, ESSA Bancorp, Inc. (the “Company”) increased the size of its Board of Directors to twelve members and appointed Timothy S. Fallon and Philip H. Hosbach, IV, respectively, to the Board of Directors of the Company and its wholly owned subsidiary, ESSA Bank and Trust. No determination has been made as to any board committee to which either Mr. Fallon or Mr. Hosbach may be appointed. There have been no transactions since the beginning of the Company’s last fiscal year, nor any currently proposed transaction, between the Company (or the Bank) and either Mr. Fallon or Mr. Hosbach of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

A copy of the press release announcing this item is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on July 28, 2014 announcing the appointment of two new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.

DATE: July 28, 2014	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer